EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Alex Smid, Principal Executive Officer and Principal Financial Officer and director of Southridge Environmental Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Quarterly Report on Form 10-QSB of Southridge Enterprises Inc. for the period ended May 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Southridge Enterprises Inc.

Dated: July 16, 2007

/s/ Alex Smid
Alex Smid
President and Director (Principal Executive Officer and Principal Financial Officer and Principal Accounting Officer)
Southridge Enterprises Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Southridge Enterprises Inc. and will be retained by Southridge Enterprises Inc. and furnished to the Securities and Exchange Commission or its staff upon request.